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                                                                   Exhibit 10.51

                       PRODUCTION AND MARKETING AGREEMENT
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*** Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission's rules and regulations promulgated under the Freedom of Information Act, pursuant to a request of confidential treatment.

     This Production and Marketing Agreement (this "Agreement"), dated and effective August 15, 2000, is between SENETEK PLC, a United Kingdom Company, whose principal office is located at 23 Place Street, London, SW1E, 5HW England (hereinafter referred to as "Senetek"), and SIGNET LABORATORIES, INC., a Delaware corporation having its principal place of business at 180 Rustcraft Road, Dedham, Massachusetts 02026 (hereinafter referred to as "Signet").

                                 WITNESSETH THAT
                                 ---------------

     WHEREAS, Senetek has a ten-year exclusive worldwide license to certain cell lines (hereinafter the "Cell Lines"), to wit:

          1. Those certain cell lines designated "4G8" and "6E10" more particularly described in an Agreement by and between Research Foundation for Mental Hygiene, Inc. (hereinafter referred to as RFMH) and Senetek dated by Senetek July 21, 1994 and dated by RFMH July 12, 1994 (hereinafter referred to as the "Basic Agreement/ License"), as amended by Amendment #1 dated by Senetek August 1, 1995 and dated by RFMH July 28, 1995;

          2. The monoclonal antibody designated "525 Reactive to PHF" more particularly described in an Agreement dated by Senetek August 1, 1995 and dated by RFMH July 28, 1995, said Agreement being attached as "Appendix A-1" to the Basic Agreement/License;

          3. Those certain cell lines designated "339 Reactive to PHF" and "3F4 Reactive to Prion PrP (human and hamster)" more particularly described in an Agreement dated by Senetek August 30, 1995 and dated by RFMH May 22, 1995, said Agreement being attached as "Appendix A-2" to the Basic Agreement/License;

          WHEREAS, the Basic Agreement/License provides for a ten-year exclusive worldwide license to cell line products (hereinafter the "Cell Line Products"), attached hereto as Exhibit "A" to wit: the monoclonal antibodies produced in any form by using the Cell Lines, including, but not limited to pure, Fab fragment, ascites fluid, tissue culture fluid, modified or conjugated (i.e., enzymes, biotin, florescent or any other form);

          WHEREAS, Senetek desires to grant to Signet and Signet desires to secure from Senetek rights to manufacture, package, promote and sell the Cell Line Produces--such activities to be performed in accordance with the terms and conditions set forth herein and subject to and in accordance with the terms of the Basic Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein recited, the parties hereby agree as follows:

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     1. Grant.
        ------

          1.1 Right to Manufacture, Package, Promote and Sell. Upon the terms
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and conditions set forth herein, Senetek hereby grants to Signet a worldwide excusive right to manufacture, package, promote and sell the Cell Line Products.

          1.2 Acceptance by Signet. Signet hereby accepts the foregoing grant of worldwide exclusive rights to manufacture, package, promote and sell the Cell Line Products.

          1.3 Not a License. This grant shall not be construed as a license, by implication or otherwise, under any applications or rights to which shall remain with Senetek in accordance with the terms of the Basic Agreement/License.

     2. Term of Agreement. The term of this Agreement shall be contemporaneous with the Basic Agreement/License and any and all renewals/extensions thereof, unless terminated as hereinafter provided.

     3. Sharing of Revenues.
        --------------------

     Level 1 From the first "*Filed Separately with the Commission*" of annual
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     sales revenues received by Signet from sales of Cell Line Products, Signet shall retain "*Filed Separately with the Commission*" of annual sales revenues, plus reasonable production costs consistent with Senetek's agreement with Covance Research Products, Inc., plus reasonable charges for QA/QC compliance not to exceed "*Filed Separately with the Commission*" annually, plus sales and distribution taxes [including, but not limited to, federal manufacturer's and retailer's excise, state and local sales and use taxes and personal property taxes), value-added taxes, public charges, tariffs, import duties, quarantine charges or license fees however designated, levied or based on such prices (hereinafter referred to as "Taxes")]. The remainder of the sales revenues shall be remitted to Senetek. Senetek shall be responsible for all fees due to RFMH in accordance with the Basic Agreement/ License.

     Level 2 From annual sales revenues in excess of "*Filed Separately with the
     -------
     Commission*" received by Signet from sales of Cell Line Products, Signet shall pay "*Filed Separately with the Commission*"of annual sales revenues in excess of "*Filed Separately with the Commission*" and all fees due RFMH in accordance with the Basic Agreement/License. Signet is responsible for costs and expenses incurred in connection with the sale of Cell Line Products.

     Level 3 "New Cell Line Products" are described as products which are not
     -------
     listed on Exhibit A, including derivatives of Cell Line Products and additional products obtained from RFMH for sale under this agreement. From annual sales revenues received by Signet from sales of new Cell Line Products, Signet shall pay to Senetek "*Filed Separately with the Commission*" of annual sales revenues. Signet is responsible for all costs and expenses incurred in connection with the sale of New Cell Line Products. Signet shall be responsible for all fees due to RFMH in accordance with the Basic Agreement/License. If at any time during the

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first three (3) years of this Agreement, a derivative product significantly impacts sales of Level 1 Cell Line Products, Senetek and Signet may re-negotiate a revenue-sharing agreement for those derivative products.

4.       Reports.
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     4.1 Reports. Signet agrees to deliver to Senetek and RFMH within thirty
         -------
(30) days after the expiration of each calendar quarter beginning with the calendar quarter having the first sales date following the date of this Agreement, an accounting in writing setting forth the net proceeds of sales during such calendar quarter.

     4.2 Records and Audits. Signet shall keep a true and exact record in
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connection with the accounting provided herein, and Senetek shall have the right once each calendar year beginning with the first report to appoint at no cost to Signet an independent certified public accountant to whom Signet can have no reasonable objection, who, during the regular business hours of Signet, may examine the accounts and records of Signet insofar as they relate to net proceeds of sales for a period not more than two (2) years preceding the date of inspection, for the sole purpose of verifying the correctness of any accounting by Signet, and not for any other purpose. Said accountant shall be under an obligation of secrecy not to disclose any information (s)he learns except (s)he may disclose to Senetek any information which relates solely to the accuracy of reports and payments under this Agreement.

5.       Payments.
         --------

     5.1 Payments. Payments to Senetek from Level 1 revenues and payments to
         --------
Senetek and RFMH from Level 2 and Level 3 revenues, as the case may be, shall be due and payable thirty (30) days after the expiration of each calendar quarter.

     5.2 Currencies. All payments payable hereunder to Senetek shall be payable
         ----------
in United States Dollars (USD). If foreign exchange is freely available and remittance of the payments provided herein is not otherwise prohibited, all royalties due to Senetek hereunder as a result of sales in countries foreign to the United States shall be converted (for the purpose only of calculation of such royalties) into its equivalent in USD at the foreign exchange rate for such foreign funds as reported in the Wall Street Journal at the close of business on the last business day of the quarterly reporting period.

6.       Representations and Warranties.
         ------------------------------

     6.1 Signet.
         ------

          (i) Signet warrants and represents that Signet shall devote its faithful, diligent and best efforts to distribute, market, promote and sell the Cell Line Products, and maintain and enhance the good will of the Cell Line Products worldwide.

          (ii) Signet warrants and represents to Senetek that it is not, and shall not hold itself out as, the representative, agent, servant or employee of Senetek for any purpose. This Agreement creates no relationship of joint venture, partnership, limited partnership, or agency between the parties.

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         (iii) Signet represents and warrants that the execution of this
Agreement by Signet has been duly authorized by all necessary corporate action of Signet and constitutes the valid and binding obligation of Signet. The execution of this Agreement by Signet and the consummation of the transactions contemplated hereby does not conflict with or result in a default under or breach of: (1) Signet's Articles of Incorporation or By-laws or other organizational documents; (2) any agreement, indenture, mortgage, contract or instrument to which Signet is bound or by which any of its properties or assets is subject; (3) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to Signet or to which any of its assets is bound; or (4) any law or regulation applicable to Signet or by which any of its assets is bound.

         (iv) Signet acknowledges that the Cell Line Products: (1) are the sole property and confidential information of RFMH; (2) are subject to confidentiality requirements under the Basic Agreement/License which requirements also bind Signet; and (3) may be transferred only back to Senetek or RFMH in accordance with the terms and requirements of the Basic Agreement/License.

         (v) Signet agrees not to undertake any separate and independent business relationship with RFMH in the field of neuroscience products during the term of this Agreement.

     6.2 Senetek.
         -------

          (i) Senetek represents and warrants that it is not in default of any term, provision or condition of the Basic Agreement/License and that its rights thereunder are not encumbered in any manner, and the Cell Line Products are free of any claims for infringement, patent or copyrights and trademarks of third parties. Senetek also represents and warrants that there is no litigation, claim or assessment pending or threatened against Senetek contesting Senetek's rights under the Basic Agreement/License. Senetek hereby indemnifies and will hold Signet harmless from any and all costs, expenses, claims, attorney's fees and so forth in regard to all matters which have transpired prior to the execution of this Agreement now known or hereafter arising from the Basic Agreement/License, including, but not limited to, any and all claims from RFMH.

         (ii) Senetek represents and warrants that it will terminate its Manufacturing and Distribution Agreement with Covance Research Products, Inc. dated September 24, 1999 in accordance with the terms of said Agreement, and that there is no litigation, claim or assessment pending or threatened against Senetek on account thereof. Senetek will consult with Signet on the timing of the thirty (3) day notice of termination required thereunder.

         (iii) Senetek has complied with the terms and conditions of the Basic Agreement/License, including, but not limited to, all notice requirements and has received all of the necessary approvals from RFMH regarding the execution of this Agreement, including without limitation under Section 2.4 of the Basic Agreement/License, to engage Signet to manufacture, package, promote and sell the Cell Line Products. Copies of all such approvals in form satisfactory to Signet will be delivered to Signet simultaneously with the execution of this

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Agreement. Senetek will deliver forthwith to Signet any and all documents and correspondence received by Senetek from RFMH in regard to the bal. Copies of all such approvals in form satisfactory to Signet will be delivered to Signet simultaneously with the execution of this Agreement. Senetek will deliver forthwith to Signet any and all documents and correspondence received by Senetek from RFMH in regard to the Basic Agreement/License, including, but not limited to, any and all notices of default delivered by RFMH to Senetek. Senetek hereby grants to Signet the right to cure any and all such defaults in accordance with the Basic Agreement/License. In the event a default is based on the failure of Senetek to comply with the terms of the Basic Agreement/License and there is an expenditure of time and money by Signet to cure said default, Signet shall have the right to offset any such expenditure from future payments due from Signet to Senetek hereunder.

         (iv) Senetek represents and warrants that the execution of this Agreement by Senetek has been duly authorized by all necessary corporate action of Senetek and constitutes the valid and binding obligation of Senetek. The execution of this Agreement by Senetek and the consummation of the transactions contemplated herby does not conflict with or result in a default under or breach of: (1) Senetek's Articles of Incorporation or By-laws or other organizational documents; (2) any agreement, indenture, mortgage, contract or instrument to which Senetek is bound or by which any of its properties or assets is subject;
(3) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to Senetek or to which any of its assets is bound; or (4) any law or regulation applicable to Senetek or by which any of its assets is bound.

7.       Termination.
         -----------

     7.1 Termination by Signet. This Agreement can be terminated by Signet at
         ---------------------
any time upon ninety (90) days written notice to Senetek, if it is determined by Signet, in its sole and absolute discretion, that the annual sales revenues will fall below the minimums required by Signet to make this Production and Marketing Agreement profitable to Signet. In the event of such termination, Signet agrees to pay to Senetek all amounts due and payable up to the effective date of such termination. Upon such termination, Signet shall return to Senetek all antibodies, all technical information, Cell Lines and know-how transferred to Signet by Senetek. Signet shall have the right to sell any Cell Line Products in inventory at the time of said termination and shall pay amounts due to Senetek upon the sale of Cell Line Products in accordance with Section 4.

     7.2 Termination by Senetek. This Agreement may be terminated by Senetek if:
         ----------------------

         (a) Signet shall fail to pay any amounts as provided in Section 4 at any time when the same become due, and such failure shall continue unremedied for thirty (30) days after written notice thereof is sent by Senetek to Signet;

         (b) Signet shall at any time become insolvent or make a general assignment for the benefit of creditors, or if a petition in bankruptcy, or insolvency, or any reorganization shall be commenced by, against or in respect of Signet and shall remain undismissed for more than sixty (60) days;

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         (c) In the event of breach or default (for reasons other than failure to pay any amounts due hereunder) by Signet; provided, however, Senetek shall give written notice of termination by reason of such default. If such default shall not be cured within ninety (90) days after written notice, the Agreement shall be terminated at the end of such ninety (90) day period.

         (d) In the event revenues received by Senetek from Signet from "Level 1", i.e., payments received from "Current Cell Line Products" hereunder shall be less than "*Filed Separately with the Commission*" for a period of two
(2) successive years, Senetek has the right to terminate this Agreement with respect to "Current Cell Line Products" only.

8.       Confidentiality. Signet agrees to keep strictly confidential all
         ---------------
material and other information classified as "Confidential" including, but not limited to, the terms and conditions of the Basic Agreement/License, and supplied to Signet by Senetek in connection with its performance under this Agreement. Signet undertakes not to disclose any such "Confidential" materials or information to any person except as may be necessary for the furtherance of this Agreement. Signet further agrees to bind its officers and employees, and any agents, representatives or third parties who have knowledge of or access to such "Confidential" information to a similar obligation of confidentiality. In the event of termination of this Agreement, Signet agrees to return any such "Confidential" materials or information to Senetek and to cause any person to whom such "Confidential" materials or information has been supplied to do likewise.

9.       Governing Law and Arbitration: Venue.
         ------------------------------------

     9.1 This Agreement shall be deemed made under, governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws provisions thereof. The parties agree that the party to this Agreement prevailing in an action arising from breach of this Agreement or of any of its provisions shall be entitled to all costs of such suit or action, including attorneys' fees.

     9.2 Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in San Francisco, California, in accordance with the Rules of the American Arbitration Association then obtaining, and judgment upon the award rendered by the arbitrator(s) may be enforced in either the courts of the State of California or the United States District Court for the District of California, to whose jurisdiction each of the parties herby consents. Nothing contained herein shall prevent the parties from seeking injunctive or other equitable relief in the foregoing courts prior to arbitration.

10.      General.
         -------

     10.1 In the event any proceeding is commenced to enforce this Agreement or otherwise relating to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in connection therewith.

     10.2 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; however, this Agreement shall be of no force or effect until executed by both parties.

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     10.3 Captions and Section and Subsection headings used herein are for convenience only, and are not a part of this Agreement and shall not be used in construing it.

     10.4 Each of the parties agrees to execute and deliver such further documents and to cooperate in such manner as may be necessary to implement and give effect to the agreements contained herein.

     10.5 This Agreement shall be binding upon and shall inure to the benefit of each party, its successors and permitted assigns.

     10.6 If any provision of this Agreement, or the application thereof, is held to be invalid or unenforceable, the remainder of the Agreement shall continue in full force and effect.

     10.7 The terms of this Agreement shall supersede the terms of any invoice, confirmation, purchase order or other commercial document of the parties.

     10.8 The parties executing this Agreement warrant that they have the requisite authority to do so.

     10.9 No waiver by either party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be construed as a further breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

     10.10 This Agreement sets forth the entire agreement and understanding between the parties hereto respecting the subject matter hereof, and supersedes all prior oral discussions and writing between the parties. No modifications, extension or waiver of this Agreement or any provision thereof shall be binding unless agreed to in writing by the parties.

     10.11 This Agreement shall inure to the benefit of and be binding upon the parties and their agents, successors and permitted assigns.

     10.12 For the purpose of all provisions of this Agreement requiring the giving of notice by either party to the other, notice shall be deemed to be given when mailed by registered mail, postage prepaid, and sent to the addresses given below for Signet and Senetek. The notices to Signet should be sent to the attention of:

     Ronald J. Casciato, President
     Signet Laboratories
     180 Rustcraft Road
     Dedham, Massachusetts 02026

     The notices to Senetek should be sent to the attention of:

     Frank Massino, President
     Senetek PLC
     620 Airpark Road
     Napa, California 94558

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                  IN WITNESS WHEREOF, the respective parties hereto have
executed this Agreement by their fully authorized officers on the date appearing below their signatures.

                                     Signet Laboratories, Inc.

Date: September 29, 2000             By: /s/ Ronald J. Casciato
      ---------------------              -----------------------------
                                         Ronald J. Casciato, President

                                     Senetek PLC

Date:                                By: /s/ Frank Massino
      ---------------------              -----------------------------
                                         Frank Massino, President

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